Exhibit 99.2

ON-SITE MANAGER, INC.
Campbell, California

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

On-Site Manager, Inc.
Consolidated Financial Statements
December 31, 2016

Report of Independent Auditors

The Board of Directors and Stockholders
On-Site Manager, Inc.

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of On-Site Manager, Inc., which comprise the consolidated balance sheets as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On-Site Manager, Inc. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP
Campbell, California
December 1, 2017

On-Site Manager, Inc.
Consolidated Balance Sheets
December 31, 2016

Assets
Current assets:
Cash	$1,897,803
Restricted cash	2,705,586
Accounts receivable, less allowance for doubtful accounts of $826,926	4,004,747
Other current assets	752,207
Total current assets	9,360,343
Property and equipment, net	5,986,316
Goodwill	5,459,341
Identified intangible assets, net	918,240
Other assets	60,821
Total assets	$21,785,061
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued expenses	$4,938,838
Deferred revenue	1,048,367
Current portion of note payable	191,556
Customer deposits held in restricted accounts	2,705,586
Total current liabilities	8,884,347
Note payable, net of current portion	7,570,038
Other long-term liabilities	170,262
Total liabilities	16,624,647
Commitments and contingencies (Note 9)
Stockholders’ equity:
Common stock, no par value: 100,000,000 shares authorized, 21,571,310 shares issued and outstanding at December 31, 2016	444,659
Additional paid-in capital	505,662
Retained earnings	4,267,709
Total On-Site Manager, Inc., shareholders’ equity	5,218,030
Noncontrolling interest	(57,616)
Total stockholders’ equity	5,160,414
Total liabilities and stockholders’ equity	$21,785,061

See accompanying notes.

On-Site Manager, Inc.
Consolidated Statements of Operations
For the Year Ended December 31, 2016

Revenue	$43,242,802
Cost of revenue	12,667,006
Gross profit	30,575,796
Operating expenses:
Product development	11,123,579
Sales and marketing	13,026,726
General and administrative	5,962,890
Total operating expenses	30,113,195
Operating income	462,601
Other expenses:
VIE other expense, net	(87,396)
Interest expense, net	(71,538)
Other expense, net	(7,780)
(166,714)
Net income	295,887
Less: Net income attributable to noncontrolling interest	(31,679)
Net income attributable to On-Site Manager, Inc.	$264,208

See accompanying notes.

On-Site Manager, Inc.
Consolidated Statements of Stockholders’ Equity
For the Year Ended December 31, 2016

	Voting and Non-Voting Common Stock		Additional Paid-in Capital	Retained Earnings	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount

Balance as of December 31, 2015	21,561,310	$428,889	$693,178	$5,003,501	$(89,295)	$6,036,273
Exercise of stock options	10,000	15,770	—	—	—	15,770
Repurchase of stock options	—	—	(199,480)	—	—	(199,480)
Stock-based compensation	—	—	11,964	—	—	11,964
Dividends paid	—	—	—	(1,000,000)	—	(1,000,000)
Net income	—	—	—	264,208	31,679	295,887
Balance as of December 31, 2016	21,571,310	$444,659	$505,662	$4,267,709	$(57,616)	$5,160,414

See accompanying notes.

On-Site Manager, Inc.
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2016

Cash flows from operating activities:
Net income	$295,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,100,667
Stock-based compensation	11,964
Provision for bad debt	183,215
Changes in assets and liabilities:
Accounts receivable	(550,504)
Other current assets	(358,718)
Accounts payable and other accrued expenses	971,986
Deferred revenue	480,888
Other current and long-term liabilities	77,549
Net cash provided by operating activities	2,212,934
Cash flows from investing activities:
Purchases of property and equipment	(610,121)
Net cash used in investing activities	(610,121)
Cash flows from financing activities:
Proceeds from note payable	1,326,166
Principal payments on note payable	(150,741)
Principal payments on revolving line of credit	(431,018)
Deferred financing costs	(30,174)
Principal payments on capital lease obligations	(20,832)
Dividends paid to stockholders	(1,000,000)
Proceeds from exercise of stock options	14,000
Repurchase of stock options	(56,290)
Net cash used in financing activities	(348,889)
Net increase in cash	1,253,924
Cash:
Beginning of period	643,879
End of period	$1,897,803
Supplemental cash flow information:
Cash paid for interest	$306,357
Cash paid for state taxes, net of refunds	$121,414
Supplemental non-cash disclosures:
Reduction of line of credit balance through note payable refinance	$2,318,982
Property and equipment acquired under capital leases	$183,978
Accrual of stock option redemption liability	$143,190

See accompanying notes.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

1. Summary of Significant Accounting Policies
The Company
On-Site Manager, Inc. (the “Company”) was incorporated in 1999 in the State of California and maintains its corporate headquarters in Campbell, California. The Company, together with its majority-owned subsidiary and consolidated variable interest entity, is a provider of property management software solutions to the multifamily and single family housing markets. The Company’s end-to-end platform of solutions includes community marketing tools, renter qualification, lease contract generation with e-signatures, payment processing, and online document storage. Through the use of the Company’s solutions, owners and property managers increase the effectiveness and efficiency of their marketing investments and enhance the renting experience for residents.
Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, DepositIQ & RentersIQ Insurance Agency, LLC (“DIQ”). The consolidated financial statements also include the accounts of On-Site Plant, LP (“OSP”), a variable interest entity (“VIE”) in which the Company has a controlling financial interest. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts; the useful lives of tangible and intangible assets and the recoverability of their values; revenue and deferred revenue; the grant-date fair value of stock options; and sales tax obligations.
Accounts Receivable
Accounts receivable primarily represent trade receivables from clients and are presented net of an allowance for doubtful accounts. In evaluating the sufficiency of the allowance for doubtful accounts, management considers the current financial condition of the Company’s clients, specific details of individual client accounts, the age of the outstanding balance, the current economic environment, and historical credit trends. Balances past due greater than 90 days, and other amounts deemed high risk, are reviewed individually for collectability. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. Accounts receivable generally are non-interest bearing, and the Company generally does not require collateral or other security. During the year ended December 31, 2016, the Company recognized total charges in earnings of $183,215 related to estimated uncollectible amounts.
Concentrations of Risk
The Company’s cash accounts are maintained at various financial institutions and may, from time to time, exceed federally insured limits. The Company has not experienced any losses in such accounts.
No single client accounted for 10% or more of the Company’s revenue or accounts receivable for the year ended December 31, 2016. Risks resulting from the concentration of the Company’s clients in the multifamily and single family housing markets are mitigated by their dispersal across different geographic areas.
The Company relies on the major credit reporting agencies to provide it with credit-related data for the Company’s screening services. Any change, interruption, deterioration, or termination of the Company’s relationship with these reporting agencies would adversely impact the Company’s results of operations.
Restricted Cash
Restricted cash consists of cash collected on the Company’s clients’ behalf that will ultimately be remitted to them.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Vehicles held under capital leases are amortized over the term of the lease, unless ownership transfers at the end of the lease term, in which case they are amortized over the estimated useful live of the asset. The estimated useful lives of property and equipment are as follows:

Buildings	39 years
Computer equipment and software	3 - 10 years
Furniture and fixtures	5 - 10 years
Gains and losses from asset disposals are included in the line "General and administrative" in the Consolidated Statements of Operations.
Identified Intangible Assets
Pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 350 - Intangibles - Goodwill and Other, the Company performs an impairment review of its finite-lived intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Indicators the Company considers important that could trigger an impairment review include, but are not limited to, a significant adverse change in the extent or manner in which the asset is being used; a significant adverse change in legal factors or in the business climate that could affect the value of the asset; or a current expectation that, more likely than not, the asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. No events or circumstances were identified which indicated an impairment of the Company’s finite-lived intangible assets existed at December 31, 2016.
Identified intangible assets with finite lives consist of customer relationships acquired in the Company’s acquisition of certain assets of Ellipse Communications I, L.P. (“Ellipse”) in 2015. The customer relationships were recorded at fair value as of the date of acquisition and are amortized over a period of five years. Amortization is recognized based on the expected pattern of future cash flows to be derived from the relationships.
Goodwill
Goodwill reflected in the accompanying Consolidated Balance Sheets primarily arose from our acquisition of Ellipse in 2015. The Company tests goodwill for impairment on an annual basis and more frequently if indicators of impairment exist. Factors the Company considers important and that could trigger an interim impairment review include, but are not limited to, changes in economic conditions, changes in the industry and markets in which the Company operates, and negative trends in the Company’s overall financial performance. If an event or circumstance occurs that would cause the Company to revise its estimates and assumptions used in analyzing the value of goodwill, the revision could result in a non-cash impairment charge that could have a material impact on the Company’s financial results.
The Company evaluates impairment of goodwill by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the two-step goodwill impairment test. The first step involves a comparison of the fair value of a reporting unit with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, the second step involves a comparison of the implied fair value and carrying amount of the goodwill of that reporting unit to determine the impairment charge, if any.
In conjunction with the preparation of these financial statements, the Company completed a qualitative goodwill impairment assessment and concluded that no events or circumstances existed which would indicate that more likely than not the fair value of goodwill was less than its carrying value and as a result, did not perform the two-step goodwill impairment test.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

Revenue Recognition
The Company derives revenue from three primary sources: transaction fees related to certain of the Company’s software-enabled value-added services; license and subscription fees; and commissions derived from the sale of certain risk mitigation products.
In general, the Company commences revenue recognition when all of the following conditions are met:

•	there is persuasive evidence of an arrangement;

•	the solution and/or service has been provided to the client;

•	the collection of the fees is probable; and

•	the amount of fees to be paid by the client is fixed or determinable.
If the fees are not fixed or determinable, the Company recognizes revenues as payments become due from clients or when amounts owed are collected, provided all other conditions for revenue recognition have been met. Accordingly, this may materially affect the timing of the Company’s revenue recognition and results of operations. Taxes collected from clients and remitted to governmental authorities are presented on a net basis.
When arrangements with clients include multiple solutions and/or services, the Company allocates arrangement consideration to each deliverable based on its relative selling price. In such circumstances, the Company determines relative selling price for each deliverable based on vendor specific objective evidence of selling price (“VSOE”), if available, or its best estimate of selling price (“BESP”). The Company concluded that third-party evidence of selling price is not readily available as its products and services are not largely interchangeable with those of other vendors. The Company’s process for determining BESP considers a number of factors, including prices charged to clients when products are sold separately, pricing strategies, and other business objectives.
Transaction fees
Transaction fees are primarily comprised of revenue related to the Company’s screening and payment processing services. Property management companies use the Company’s screening services to evaluate applicant credit profiles. Additional functionality includes criminal background and eviction history checks and may also include processing of the lease application. Revenue from the Company’s screening services is assessed on a per-transaction basis and recognized when services are performed. Through the Company’s payment processing services, the Company processes resident and applicant ACH and credit card payments, collects the funds from the financial institution, and remits the funds collected to the property management company. Payments processed generally include recurring rental payments and non-recurring fees such as screening and application fees assessed to the applicant. Payment processing revenue is recognized when services are provided. Certain of our payment processing revenue streams are presented net of the associated processing costs, as the Company is the agent in the underlying transaction.
License and subscription fees
License and subscription fees are comprised of revenue from the Company’s subscription and web-based solutions. The Company’s clients use these solutions to manage the leasing process, including marketing real estate offerings and managing tenant leads; for hosting services, including web and mobile hosting, email, and mobile communications; and transmission of rental rates and details to apartment listing services.
Subscription services are generally invoiced and paid a month in advance. Amounts billed are pre-negotiated based on the products the client desires to use in the following month. Revenue is recognized in the same period in which the service is provided. Payments received in advance of the provision of services are deferred and recognized in the period in which the earning process is completed.
Web-based solutions are provided to clients under a services contract which generally spans twelve months. Clients are invoiced quarterly based on pre-negotiated fees for access to the desired solutions. Revenue from web-based solutions is recognized on a straight-line basis over the access period. Payments received in advance of the provision of services are deferred and recognized in the period in which the earning process is completed.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

Risk mitigation services
The Company acts as an agent to facilitate the sale of surety bonds to owners and property managers, which are underwritten by an insurance company. The Company collects the gross premiums and remits amounts to the insurance company, net of the Company’s vested non-forfeitable commissions. The Company provides administrative services related to the surety bonds over their term, which primarily consist of processing and submitting claims against the surety bonds to the insurance company; disbursing claim proceeds to the claimant; and periodic reporting. The term of the surety bond is defined as the life of the resident’s tenancy, which can include relocations of the resident to any other apartment owned or operated by the same owner or property management company. The Company concluded that the nature of the administrative services provided subsequent to the sale of the bonds is immaterial in nature, and therefore recognizes commission revenue from the sale of the surety bonds at the time of sale.
Rental income
OSP leases office space to third-party lessees under operating leases. Revenue under these leases is recognized on a straight-line basis over the term of the lease. Rental revenue recognition commences when the tenant takes possession or controls the physical use of the leased space. In order for the tenant to take possession, the leased space must be substantially ready for its intended use. Rental revenue is reflected net of related expenses in the caption “VIE other expense, net” in the accompanying Consolidated Statements of Operations.
Deferred Revenue
Deferred revenue primarily consists of billings received in advance of revenue recognition from the Company’s license and subscription services and is recognized as the revenue recognition criteria are met. For several of the Company’s solutions, clients are invoiced in monthly or quarterly installments in advance of the commencement of the service period. Accordingly, the deferred revenue balance does not represent the total contract value of annual license and subscription agreements.
Income Taxes
The Company has elected, with the consent of its stockholders, to be taxed as an S corporation under Section 1362 of the Internal Revenue Code and a similar section of the state income tax law which provides that, in lieu of corporation income taxes, the stockholders will be taxed on the Company's taxable income. Therefore, no provision for federal or state income taxes is included in the consolidated financial statements. Certain corporate-level state income taxes totaling $121,414 are included in the line, “Other expense, net” in the accompanying Consolidated Statements of Operations.
The Company may recognize a tax benefit from uncertain tax positions only if it is at least more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the taxing authorities. There were no identified tax benefits that were considered uncertain positions at December 31, 2016.
At December 31, 2016, the Company had certain tax returns that remained subject to examination by taxing authorities. These tax returns include U.S. federal tax returns for 2013 and later years, and tax returns for the State of California for 2012 and later years.
Advertising Expenses
Advertising costs are expensed as incurred and totaled $1,115,453 for the year ended December 31, 2016.
Legal Contingencies
The Company reviews the status of each legal contingency and records a provision for a liability when it considers that it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company periodically reviews these provisions and makes adjustments where needed as additional information becomes available. If either or both of the criteria are not met, the Company assesses whether there is at least a reasonable possibility that a loss, or additional losses beyond those already accrued, may be incurred. If there is a reasonable possibility that a material loss (or additional material loss in excess of any accrual) may be incurred, the Company discloses an estimate of the amount of loss or range of losses, either individually or in the aggregate, as appropriate, if such an estimate can be made, or discloses that an estimate of loss cannot be made.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

Accounts Payable and Other Accrued Expenses
Accounts payable and other accrued expenses consisted of the following at December 31, 2016:

Employee-related liabilities	$1,161,986
Accrued sales tax	1,656,108
Accrued legal expense	1,249,500
Accounts payable and other accrued expenses	833,641
Current portion of capital lease obligations	37,603
Total accounts payable and other accrued expenses	$4,938,838
2. Related Parties and Variable Interest Entities
The Company leases approximately 33,000 square feet of office space, which comprises its primary facilities in Campbell, California, under a common control leasing arrangement with OSP, a VIE. The lease requires the Company to make monthly payments of approximately $90,000 through February 2022. Additionally, as further described in Note 5, OSP has a note payable outstanding that contained cross-collateral and cross-default provisions with the Company’s line of credit with the same lender. In the event that OSP defaults on its obligations to the lender, the Company could have been required to satisfy the note payable by assuming the obligation or surrendering collateralized assets.
The Company uses a qualitative approach in assessing the consolidation requirement for VIE’s. The approach focuses on identifying which enterprise has the power to direct the activities that most significantly impact the VIE’s economic performance and which enterprise has the obligation to absorb losses or the right to receive benefits from the VIE. In the event that the Company is the primary beneficiary of a VIE, the assets, liabilities, and results of operations of the VIE will be included in the Company’s consolidated financial statements. The Company has determined that OSP, who the Company holds a 99.9% limited liability interest in, is subject to consolidation in the Company’s consolidated financial statements.
The following table summarizes the carrying amounts of OSP’s assets and liabilities included in the Company’s Consolidated Balance Sheets at December 31, 2016:

Cash	$1,898,872
Other current assets	34,686
Property and equipment, net	4,989,710
Other non-current assets	347,062
Total assets	$7,270,330

Current portion of note payable	$191,556
Note payable, net of current portion	7,570,038
Other long-term liabilities	44,719
Total liabilities	$7,806,313

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

3. Property and Equipment
At December 31, 2016, property and equipment consisted of the following:

Buildings	$5,156,060
Land	550,996
Furniture and fixtures	1,122,702
Computer equipment and software	1,499,284
Vehicles	183,978
Leasehold improvements	259,493
Property and equipment, gross	8,772,513
Less: Accumulated depreciation and amortization	(2,786,197)
Property and equipment, net	$5,986,316
Depreciation and amortization expense attributable to property and equipment, including assets under capital leases, was $628,007 for the year ended December 31, 2016.
4. Goodwill and Intangible Assets
At December 31, 2016, intangible assets consisted of customer relationships acquired in the Company’s 2015 acquisition of Ellipse. The gross value of these relationships was $1,570,000 and is presented net of $651,760 of accumulated amortization in the accompanying Consolidated Balance Sheets. Amortization expense related to the customer relationships was $472,660 for the year ended December 31, 2016. Estimated amortization expense of the customer relationships for each of the next five years is as follows:

2017	$318,812
2018	257,273
2019	217,365
2020	124,790
There was no change in goodwill during the year ended December 31, 2016.
5. Debt
OSP Note Payable
In May 2012, OSP obtained a term loan in the original amount of $4,745,000 (“OSP Note”). Prior to the amendment discussed below, the OSP Note required monthly payments of principal and interest in the amount of $26,269. The monthly payments were subject to an incremental increase in June 2017 and the balance of the loan, including all accrued but unpaid interest, was due on the OSP Note’s maturity date, February 14, 2022. The OSP Note bore interest at a fixed rate of 4.40%, subject to an adjustment based on a pre-determined interest rate index on June 14, 2017.
The OSP Note was amended in September 2016 (“OSP Note Amendment”). The OSP Note Amendment added $3,645,148 of incremental borrowings, which included $2,318,982 to consolidate the unpaid principal balance of the OSM Note, described below. In addition to increasing the principal amount, the OSP Note Amendment modified the payment schedule and interest rates. Under the modified payment schedule, OSP makes monthly payments of principal and interest of $43,658, and all outstanding principal and interest is due on the maturity date, February 14, 2022. The OSP Note bears interest at a fixed rate of 4.40% until June 14, 2017. At that time, the new interest rate will be determined based on the Ten-Year Treasury Constant Maturity rate as of May 14, 2017, plus a premium of 2.75%. The interest rate is subject to a floor of 4.40% and a ceiling of 6.85%. OSP incurred debt issuance costs of $30,174 related to the OSP Note Amendment.
The Company guaranteed the OSP Note on OSP’s behalf. In the event of OSP’s default, the Company could have been required to fulfill all of OSP’s obligations under the OSP Note. The OSP Note is collateralized by land and an office building owned by OSP, and, prior to the release described below, by certain assets of the Company. Additionally, the OSP Note contained cross-default provisions with the Company’s other obligations with the same lender. The OSP Note requires OSP to comply with

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

customary covenants, as well as maintain a minimum global debt service coverage ratio of at least 1.35 to 1.00 as of the last day of any fiscal year. The global debt service coverage ratio is the ratio of income to the debt service requirement. Under the agreement, income is defined as OSP’s net profit after taxes, plus depreciation, amortization, and interest expense, plus any guarantor’s net profit after taxes. The debt service requirement is defined as current maturities of the long-term debt of OSP and any guarantor, including interest expense paid during the same period. At December 31, 2016, OSP was in compliance with these covenants. In conjunction with RealPage, Inc.’s (“RealPage”) acquisition of certain assets held by On-Site Manager, Inc. in September 2017, the Company was released from its obligations as guarantor of the OSP Note. Additionally, the Company was released from the cross-collateralization and cross-default provisions of the OSP Note and the lender released its lien on the Company’s previously collateralized assets. The OSP note was not assumed by RealPage as part of its acquisition. See additional discussion of the RealPage acquisition in Note 11.
The OSP Note contains customary events of default, subject to customary cure periods for certain defaults, which include, among others, non-payment, non-compliance with covenants, bankruptcy and insolvency, inaccuracy of representations and warranties, defective collateralization, and change in ownership. In the event of default, the obligations under the OSP Note could be accelerated and the lender would be permitted to exercise remedies with respect to the collateral securing the OSP Note. Any such default that is not cured or waived could have a material adverse effect on OSP’s liquidity and financial condition.
At December 31, 2016, the OSP Note had an outstanding principal of $7,831,173, and was carried net of unamortized debt issuance costs of $69,579 in the accompanying Consolidated Balance Sheets. Future maturities of principal under the OSP Note are as follows for the years ending December 31:

2017	$191,556
2018	190,748
2019	199,312
2020	207,360
2021	217,571
Thereafter	6,824,626
$7,831,173
OSM Note Payable
In August 2015, the Company obtained a term loan in the original principal amount of $3,000,000 (“OSM Note”). During 2016, the OSM Note accrued interest at a rate of 3.75% and required monthly payments of principal and interest of $54,646. The OSM Note was scheduled to mature in August 2020, with all unpaid principal and interest due at that time and was secured by substantially all of the assets of the Company. In September 2016, OSP entered into the OSP Note Amendment, which consolidated the remaining outstanding balance of the OSM Note with the OSP Note.
Line of Credit
In September 2016, the Company entered into an agreement for a revolving credit facility to finance working capital requirements (“Line of Credit”). The Line of Credit permitted the Company to borrow an amount of up to $3,000,000 and was scheduled to mature on October 5, 2017. The Line of Credit was subsequently amended in October 2016 to extend the maturity date to October 5, 2018. The Line of Credit was extinguished in conjunction with the RealPage acquisition in September 2017, as further discussed in Note 11.
Interest on outstanding borrowings was payable monthly and accrued at a variable rate based on the prime interest rate as published in the Wall Street Journal, plus a margin of 0.25 percentage points. The weighted-average interest rate of short-term borrowings during the year ended December 31, 2016, was 3.48%.
The Line of Credit required the Company to comply with customary covenants, as well as maintain a current ratio in excess of 1.35 to 1.00 and a debt to tangible net worth ratio of not more than 2.00 to 1.00 at each quarter end. Additionally, the Company was required to maintain a tangible net worth of at least $5,500,000 as of each quarter end. The current ratio was defined as the ratio of the Company’s total current assets to its total current liabilities. The debt to tangible net worth ratio was defined as the Company’s total liabilities to its tangible net worth. Furthermore, tangible net worth was defined as the Company’s total tangible assets, excluding amounts attributable to goodwill and identified intangible assets, less its total liabilities. Failure to comply with covenants or otherwise default on the Company’s obligations could have resulted in the lender denying future requests for advances

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

under the Line of Credit, or issuing demand for repayment. Additionally, the Line of Credit contained terms which limited the Company’s ability to, among other things, incur additional indebtedness, grant a security interest or encumber certain of the Company’s assets, and pay dividends other than amounts necessary for the Company’s shareholders to satisfy their federal and state income tax obligations arising from their ownership of the Company’s stock. The Line of Credit was secured by substantially all of the Company’s assets. As of December 31, 2016, the Company was not in compliance with the required financial ratios.
There was no outstanding balance under the Line of Credit at December 31, 2016. Although there was $3,000,000 available under the Line of Credit at December 31, 2016, as noted above, the lender had the option to decline future requests for advances due to the Company’s non-compliance with the required financial ratios.
6. Stock-Based Compensation
The Company, from time to time, has granted non-qualified stock options to its employees under a stock-based compensation plan established in 2003 (“Stock Option Plan”). Awards under the Stock Option Plan vest ratably in annual installments over a term of four years. Vested options do not expire while the recipient is an employee of the Company. Upon separation of the recipient, unvested stock options are forfeited and the recipient has ninety days from the date of termination to exercise any vested options held. All outstanding options were granted at exercise prices equal to or exceeding the Company’s estimate of the fair market value of its common stock on the grant date. The exercise of stock options are fulfilled through the issuance of previously authorized but unissued common stock shares.
Stock-based compensation expense is recognized on a straight-line basis over the requisite service period. Compensation cost associated with stock options granted is determined using a calculated option value. The calculated value of each stock option grant was derived using the Black Scholes option-pricing model. Significant inputs and assumptions into this model include the fair value of the Company’s common stock on the date the stock option is granted, risk-free interest rate, expected option life, expected volatility, and dividend yield. The Company’s estimate of expected volatility is based on a group of peer companies which are publicly traded.
The following table summarizes stock option transactions under the Stock Option Plan during the year ended December 31, 2016. There were no stock options awarded during the year ended December 31, 2016.

	Number of Shares	Range of Exercise Prices			Weighted Average Exercise Price
Outstanding at January 1, 2016	293,000	$1.40	-	$4.32	$2.30
Exercised	(10,000)	1.40	-	1.40	$1.40
Repurchased	(32,500)	1.50	-	2.58	$2.47
Forfeited/cancelled	(18,000)	2.58	-	2.58	$2.58
Outstanding at December 31, 2016	232,500	$1.40	-	$4.32	$2.25
Stock options with an aggregate grant date fair value of $11,940 vested during the year ended December 31, 2016. The below table provides information regarding outstanding stock options which were fully vested and expected to vest, and options which were exercisable at December 31, 2016:

	Options Fully Vested and Expected to Vest	Options Exercisable
Number of options	232,500	218,750
Weighted-average exercise price	$2.25	$2.13
Aggregate intrinsic value	$936,700	$907,750
The aggregate intrinsic value of options exercised during the year ended December 31, 2016, was $47,862.
Total stock-based compensation expense was $11,964 for the year ended December 31, 2016. Total unrecognized compensation expense related to stock options was $18,384 at December 31, 2016, and is expected to be recognized over a weighted average period of 1.7 years.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

7. Employee Benefit Plan
The Company sponsors a defined contribution plan that provides retirement benefits under the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) plan covers substantially all employees who meet a minimum service requirement. Each year, in addition to depositing employees’ salary deferrals, the Company may make discretionary matching contributions. The Company did not make a matching contribution during the year ended December 31, 2016.
8. Leases
Leases in Which the Company is a Lessee
Capital Leases
The Company leases certain vehicles under a master agreement, which were classified as capital leases at December 31, 2016. The assets under the capital lease agreement were as follows at December 31, 2016:

Vehicles	$183,978
Less: Accumulated depreciation	(28,796)
Assets under capital lease, net	$155,182
The future minimum lease payments required under the capital leases and the present value of the net minimum future lease payments as of December 31, 2016, were as follows:

2017	$70,716
2018	68,017
2019	67,954
2020	44,002
Total minimum lease payments	250,689
Less: Executory costs	(63,269)
Less: Amount representing average interest of 7.55%	(24,274)
Less: Current portion	(37,603)
Long-term Portion	$125,543
Operating Leases
The Company leases office facilities and equipment under non-cancellable operating lease agreements expiring at various dates through 2019. Future minimum lease commitments under non-cancellable operating leases as of December 31, 2016, excluding the related party lease with OSP, were as follows:

2017	$237,868
2018	59,445
2019	20,524
$317,837
Rent expense for these leases was $278,565 for the year ended December 31, 2016.
Leases in Which the Company is a Lessor
The Company leases unused space in its corporate headquarters to unrelated third-parties. The book value and related accumulated depreciation of the building and land at December 31, 2016, was $5,707,056 and $734,159, respectively. At December 31, 2016, approximately 8,500 sq. ft. of the building’s approximate 55,600 leasable sq. ft. was leased to unrelated third-parties under operating leases expiring in various years through 2021.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

Minimum future rentals to be received on non-cancellable leases with unrelated third parties as of December 31, 2016, for each of the next five years and in the aggregate are as follows:

2017	$419,689
2018	372,775
2019	314,460
2020	115,402
2021	98,561
$1,320,887
Rental income and related costs associated with leases with unrelated third parties are included in the line “VIE other expense, net” in the accompanying Consolidated Statements of Operations.
9. Commitments and Contingencies
Indemnifications
The Company has entered into agreements under which it indemnifies certain parties, including our clients, with respect to potential infringement of the other party’s intellectual property. The indemnifications contained within sales contracts usually do not include limits on the claims. Due to the nature of the indemnifications, the maximum exposure under these agreements cannot be estimated. The Company has not recorded any amounts for these indemnities because they are not probable or estimable at this time. Further, the Company has not incurred any material costs to defend lawsuits or settle patent infringement claims related to sales transactions.
The Company enters into agreements with other companies in the ordinary course of business that include indemnification provisions. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of its activities. These indemnification provisions can survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred any material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the estimated fair value of these agreements was immaterial. Accordingly, the Company had no liabilities recorded for these agreements as of December 31, 2016.
Sales Taxes
The Company has evaluated and recognized an estimate for sales tax obligations related to sales of its software platforms in jurisdictions where the Company believes it has established sales tax nexus, but in which it has not registered to file sales tax. The ultimate resolution and amounts that the Company could be responsible for are based on a variety of factors and estimates. For example, penalties, interest, and even certain tax years could be relieved through a voluntary disclosure program, while if a jurisdiction audits the Company before voluntary disclosure, the jurisdiction could require the sales tax obligation to extend back several years further than estimated by the Company. As a result, the recorded amount is exposed to these types of risks, and it is at least reasonably possible that various changes in the assumptions utilized could materially affect the amount recorded in the Company’s Consolidated Balance Sheets as of December 31, 2016.
Litigation
From time to time, in the normal course of the Company’s business, it is a party to litigation matters and claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and events related thereto unfold. The Company expenses legal fees as incurred. Insurance recoveries associated with legal costs incurred are recorded when they are deemed probable of recovery.
In August 2016 and December 2016, a trial court ruled against the Company, as defendants in the matter, related to a claim arising in connection with a rental application, and the summary judgment included approximately $150,000 in attorney fees and damages. The Company is in the process of appealing the summary judgment and intends to defend this case vigorously. The Company included an amount for this matter in its accrued legal expenses at December 31, 2016.
The former owners of Ellipse filed a suit against the Company related to a deferred cash obligation under the asset purchase agreement entered into by the parties in September 2015 (“Ellipse Agreement”). Under the terms of the Ellipse Agreement, the

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

deferred cash obligation was subject to adjustment related to the seller’s indemnification obligations. The Company asserted indemnification claims in excess of the amount of the deferred cash obligation and believed no amount was due to the seller. In September 2017, the Company entered into an agreement with the sellers of Ellipse under which it made a settlement payment of approximately $1,052,000. The full amount of the settlement payment was included in “Accounts payable and other accrued expenses” in the accompanying Consolidated Balance Sheets at December 31, 2016.
At December 31, 2016, the Company had accrued amounts for estimated settlement costs related to other legal matters. The Company does not believe there is a reasonable possibility that a material loss exceeding amounts already recognized may have been incurred as of the date of the Consolidated Balance Sheets. The Company is involved in other litigation matters not described above that are not likely to be material either individually or in the aggregate based on information available at this time. The Company’s view of these matters may change as the litigation and events related thereto unfold.
10. Stockholders’ Equity
The Company is authorized to issue 100,000,000 shares of common stock, which are divided into two classes designated as Voting Common Stock, which has exclusive voting rights on all matters requiring a vote of the stockholders, and Nonvoting Common Stock, which has no voting rights. The number of shares of Voting Common Stock and Nonvoting Common Stock authorized is 5,000,000 and 95,000,000, respectively. At December 31, 2016, the shares of Voting Common Stock and Nonvoting Common Stock issued and outstanding was 4,314,262 and 17,257,048, respectively.
11. Subsequent Events
Acquisition of CTM
In January 2017, the Company entered into an Asset Purchase Agreement (the “CTM Agreement”) to acquire certain assets of Video Solution Worx, Ltd. dba Capture the Market and its subsidiaries (collectively “CTM”). CTM is a full-service video production house which enhances the marketing efforts of multifamily properties through custom videos optimized for social media and search engines. CTM also provides mobile streaming and video statistics to enable its clients to determine how and by whom their video is being consumed. The Company concluded that the net assets acquired constituted a business, as defined in ASC Topic 805 - Business Combinations, and accounted for the transaction as a business combination.
The acquisition-date fair value of the purchase consideration transferred totaled $474,600, which consisted of the following:

Cash paid	$312,500
Contingent consideration, at fair value	162,100
$474,600
Under the contingent consideration component of the purchase consideration, the Company could be obligated to make additional payments of up to $187,500, in the aggregate, if certain revenue targets are met between September 1, 2017 and August 31, 2018. The fair value of the contingent cash payments on the date of acquisition was $162,100. This transaction was financed with proceeds from the Company’s Line of Credit.
The Company recorded goodwill in the amount of $637,901 related to this acquisition, which is primarily comprised of anticipated synergies from combining CTM’s products with the Company’s existing solutions and leveraging CTM’s existing client base.
The Company’s purchase accounting for CTM was incomplete as of the date the consolidated financial statements were available to issue. The Company expects to complete the valuation of the assets acquired and liabilities assumed as soon as practicable, but no later than one year from the acquisition date. The amounts reflected in the purchase price allocation table below are provisional in nature and may change materially.

On-Site Manager, Inc.
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2016

Accounts receivable	$58,483
Other current assets	14,698
Property and equipment	83,427
Total identified assets acquired	156,608

Accounts payable and other accrued expenses	(34,830)
Deferred revenue	(216,736)
Obligations under capital lease	(68,343)
Total liabilities assumed	(319,909)
Net liabilities assumed	(163,301)
Goodwill	637,901
Net assets acquired	$474,600
Sale Transaction with RealPage, Inc.
In July 2017, the Company entered into an Asset Purchase Agreement (“RP Agreement”) to sell certain assets held by the Company and its subsidiaries to RealPage, Inc. The transaction closed in September 2017, resulting in the sale of certain assets held by On-Site Manager, Inc., including its majority interest in DIQ. Net assets held by OSP were not included in the transaction. Pursuant to the RP Agreement, the Company received a cash payment of approximately $229,700,000 on the date of close. An additional payment of up to $29,000,000 was deferred, and will be received over a period of thirty-six months following the date of sale. The deferred portion of the purchase price serves as security against indemnification obligations contained in the RP Agreement and is subject to reduction for indemnification claims made by the purchaser.
Evaluation of Subsequent Events
Management has evaluated subsequent events through December 1, 2017, the date the consolidated financial statements were available to be issued. Other than the matters discussed above, there are no subsequent events that would require adjustment to or disclosure in the consolidated financial statements.